U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2013

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2013, American Science and Engineering, Inc. (the “Company”) entered into Change of Control & Severance Benefit Agreements, as Amended and Restated (the “2013 CiC Agreement”), previously approved by the Compensation Committee of the Board of Directors of the Company, with Joseph Callerame, Robert Cline, Kenneth J. Galaznik, Paul H. Grazewski and Robert G. Postle (collectively, the “Executives”).  These 2013 CiC Agreements replace expiring agreements covering the Executives (each, a “2011 CiC Agreement”) and become effective on April 1, 2013 and terminate on March 31, 2014 (although the noncompetition provisions will continue to apply beyond such date).  All payments provided for in such agreements are contingent upon the Executive’s providing an effective release of claims against the Company.

The 2013 CiC Agreement differs from the 2011 CiC Agreement in several ways, including (i) eliminating the provision for automatic renewal of the agreement, (ii) eliminating the augmented severance on certain terminations of employment between stockholder approval of a change in control and the consummation of the change in control, (iii) making slight revisions to the “Cause” definition (including omitting the cure provision with respect to breaches of restrictive covenants), (iv) trimming back the “Good Reason” definition (including raising the standard for Good Reason based on reductions in compensation and benefits), (v) eliminating the prior agreement provision that canceled the noncompetition obligations under this agreement upon certain employment terminations after a change in control, (vi) eliminating the payment of severance on a termination of employment as a result of death, and (vii) providing that payment by the Company for post-employment medical coverage under COBRA will only be made if and to the extent nondiscrimination rules permit.

Under the 2013 CiC Agreement, if, during the 24 month period following a Change in Control (as defined in the 2013 CiC Agreement), the Company terminates the Executive’s employment other than for cause (as defined in the 2013 CiC Agreement) or the Executive terminates his employment with the Company for good reason (as defined in the 2013 CiC Agreement), the Executive will be eligible to receive (w) accrued compensation (“Accrued Compensation”) consisting of (i) base salary and commissions (if any) earned but not paid; (ii) accrued but unpaid bonuses; and (iii) accrued but unpaid vacation, up to the date of termination; (x) severance pay equal to two times the Executive’s base salary (or, if higher, his highest base salary in effect in the year before the Change in Control) plus the target short term incentive amount for the year of termination; (y) Company payment of COBRA premiums for the Executive, his spouse and dependent children for a period up to 18 months; and (z) immediate vesting of all unvested equity and certain cash-based awards.  The agreement also provides for acceleration of vesting of all unvested equity and certain cash-based awards on a Change in Control that does not result in his ceasing to be employed, if the acquirer is not assuming or replacing such awards.

Outside of a Change in Control and while the 2013 CiC Agreement remains in place, if the Company terminates the Executive’s employment other than for cause or the Executive terminates his employment with the Company for good reason, the Executive will be eligible to receive (i) any Accrued Compensation; (ii) severance pay equal to one times the Executive’s base salary; and (iii) Company payment of COBRA premiums for the Executive, his spouse and dependent children for a period up to 12 months.

The above summary of the 2013 CiC Agreement is qualified in its entirety by the actual agreement, a copy of the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and which is incorporated into this Item 5.02 by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description

10.1	Form of Change in Control & Severance Benefit Agreement, as Amended and Restated, effective April 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2013	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Kenneth J. Galaznik
Kenneth J. Galaznik
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Change in Control & Severance Benefit Agreement, as Amended and Restated, effective April 1, 2013